Exhibit 10.22

FIRST AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

This First Amendment (this “Amendment”) to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the “Plan”) is adopted on June 29, 2011.

WHEREAS, Worthington Industries, Inc. (the “Company”) sponsors the Plan;

WHEREAS, the Company desires to amend the Plan to increase the number of common shares, without par value (the “Shares”), of the Company available for awards under the Plan;

WHEREAS, Section 13.01 of the Plan permits the Board of Directors of the Company to amend the Plan at any time without shareholder approval unless shareholder approval is required to satisfy the requirements imposed by applicable law or the securities exchange on which the Company’s securities are listed or traded; and

WHEREAS, shareholder approval is required to increase the number of Shares available for awards under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon shareholder approval:

1. Section 5.01 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award shall be:

[1] 450,000 Shares, which Shares shall be available for any Award; and

[2] The sum of the following, which shall be available only for Options:

[a]	450,000 Shares; plus

[b]	The number of Shares that, on the Effective Date, were authorized and available to be granted under the Prior Plan, but which were not then subject to outstanding awards under the Prior Plan; plus

[c]

The number of Shares that, on the Effective Date, were subject to awards issued under the Prior Plan, but which are subsequently forfeited under the terms of the Prior Plan without receipt of any consideration.

Shares described in Section 5.01[1] may be subject to any Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares described in Section 5.01[2] may only be subject to Options issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares subject to Options shall be allocated to the Shares reserved and available for Options under Section 5.01[2] to the extent they are still available prior to being allocated to Shares available under Section 5.01[1].

The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

WORTHINGTON INDUSTRIES, INC.

/s/ Dale T. Brinkman
Printed Name: Dale T. Brinkman
Its:	Vice President-Administration,
General Counsel and Secretary